Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement of Superior Essex Inc. on Form S-4 of our report dated March 19, 2004 (July 30, 2004 as to Note 21) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to changes in methods of accounting and application of AICPA Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” to the consolidated financial statements of Superior Essex Inc., and certain limited procedures applied to disclosures and reclassifications in the 2001 financial statements audited by other auditors who have ceased operations), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 19, 2004 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
July 30, 2004